Exhibit 99.3
STRATA CRITICAL MEDICAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Overview
On September 16, 2025, Strata Critical Medical, Inc. (the “Company”), filed with the U.S. Securities and Exchange Commission a Current Report on Form 8-K (the “Initial Report”) to announce the completion of the acquisition of Keystone Perfusion Services, LLC ("Keystone") by acquiring all the issued and outstanding equity interests of Keystone (the "Acquisition Transaction").

The Company acquired Keystone, an organ recovery and normothermic regional perfusion service provider to the transplant industry under a Purchase and Sale Agreement, dated September 16, 2025 (the “Keystone Purchase Agreement”).

Upfront consideration consisted of $110.0 million in cash (comprised of $65.6 million paid directly to the seller and $44.3 million paid to third parties at closing) and 3,434,609 shares of the Company's common stock, par value $0.0001 per share of which 1,717,303 are held in escrow. The purchase consideration price is subject to an adjustment of up to $12.4 million, upward or downward, based on Keystone’s actual 2025 Adjusted EBITDA performance (as defined in the Keystone Purchase Agreement), to be finalized by March 2026. Additional earn-out payments of up to $23.0 million may be payable based on Keystone’s gross profit performance for 2026 through 2028. The initial fair value of the earn-out was determined using a Monte Carlo simulation model.

On August 29, 2025, the Company completed the sale of its Passenger business to Joby Aero, Inc. (“Joby Buyer”), a wholly owned subsidiary of Joby Aviation, Inc. (“Joby Aviation”) pursuant to an Equity Purchase Agreement, dated August 1, 2025 among the Company, Strata Critical, Inc. (f/k/a Trinity Medical Intermediate II, Inc.), a wholly owned subsidiary of the Company, Blade Urban Air Mobility, LLC (f/k/a Blade Urban Air Mobility, Inc.), Joby Aviation and Joby Buyer. The transaction (the "Sale Transaction") involved the sale of 100% of the equity interests of Blade Urban Air Mobility, LLC to Joby Buyer.

At closing, the Company received consideration valued at approximately $75.4 million (based on Joby Aviation’s closing stock price of $14.15 on August 29, 2025), after giving effect to pre-closing adjustments. The consideration consisted of 5,325,585 shares of Joby Aviation’s common stock, par value $0.0001 per share (the “Buyer Shares”). The Company subsequently sold the Buyer Shares for net proceeds of $70.2 million. The Company may also receive up to an additional $35.0 million, payable in cash or Buyer Shares at Joby Buyer’s election, upon the achievement of certain financial performance and employee retention targets within 12 and 18 months, respectively, following the closing, as well as the release of up to $10.0 million in indemnity holdbacks. The estimated fair value of the contingent consideration for retention and earn-out and indemnity holdbacks is $27.8 million and $8.4 million, respectively. The fair value of the contingent consideration earn-out was determined using a probability-weighted discounted cash flow analysis based on internal projections of Joby Buyer’s expected future sales.

The Sale Transaction represents a strategic shift in the Company’s operations. Beginning with the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, the Passenger business was presented as discontinued operations for all periods presented in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 205, Presentation of Financial Statements.

For purposes of this filing, the Sale Transaction and the Acquisition Transaction are referred to collectively as the "Transactions".

The historical financial statements presented for Keystone relate to Keystone Perfusion Services, P.C. ("Keystone P.C."), the predecessor operating entity. Prior to the Acquisition, Keystone P.C. was converted into Keystone, which succeeded to its operations and is the entity acquired by the Company.

Unaudited Pro Forma Financial Information
The following unaudited pro forma condensed combined financial statements of operations have been derived from the Company’s historical consolidated financial statements and are presented to give effect to the Transactions. A pro forma condensed combined balance sheet as of September 30, 2025 is not provided because the Transactions are already reflected in the Company’s unaudited interim condensed consolidated balance sheet included in the Form 10-Q for the period ended September 30, 2025 and December 31, 2024 filed on November 10, 2025.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024 give effect to the Acquisition Transaction as if it had occurred on January 1, 2024. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and for the years ended December 31, 2024 and 2023 give effect to the Sale Transaction as if it had occurred on January 1, 2023.

In accordance with Article 11 of Regulation S-X, the pro forma adjustments include both recurring impacts (such as the elimination of Passenger business revenues and expenses and the inclusion of Keystone revenues and expenses) and non-recurring items directly attributable to the Transactions (such as transaction costs, stock-based compensation modifications, and the estimated gain on sale).

The unaudited pro forma condensed combined financial statements should be read in conjunction with:

i.    the accompanying notes to the unaudited pro forma condensed combined financial statements;
ii.    the Company’s audited consolidated financial statements, the accompanying notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in its Annual Report on Form 10-K for the year ended December 31, 2024;
iii.    the Company’s unaudited interim condensed consolidated financial statements, the accompanying notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025;
iv. Keystone's unaudited interim condensed consolidated financial statements as of and for the six months ended June 30, 2025 and June 30, 2024 included in this amended Form 8-K/A; and
v. Keystone's audited consolidated financial statements for the year ended December 31, 2024 included in this amended Form 8-K/A.
The unaudited pro forma condensed combined financial statements, prepared in accordance with Article 11 of Regulation S-X, are for informational purposes only and are not intended to be a complete presentation of the Company’s results of operations or financial position had the Transactions occurred as of and for the periods indicated, nor do they purport to project results of operations or financial position for any future period or as of any future date.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments reflecting the Transactions are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual results reported by the Company in periods following the Transactions may differ significantly from these unaudited pro forma condensed combined financial statements. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions.

STRATA CRITICAL MEDICAL, INC.
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Nine Months Ended September 30, 2025
(in thousands, except per share amounts)

	As Reported	Keystone Historical (See Note 2)	Keystone Transaction Accounting Adjustments (See Note 3)		Pro Forma Combined
Revenue	$130,354	$49,953	$(4,066)	(aa)	$176,241

Operating expenses
Cost of revenue	100,898	38,793	(4,059)	(aa)	135,632
Software development	1,354	91	236	(bb)	1,681
General and administrative	42,954	45,163	2,946	(bb)	91,063
Selling and marketing	1,096	152	—		1,248
Total operating expenses	146,302	84,199	(877)		229,624

Operating loss from continuing operations	(15,948)	(34,246)	(3,189)		(53,383)

Other non-operating income (loss)
Interest income (expense)	3,603	(240)	—		3,363
Change in fair value of warrant liabilities	2,862	—	—		2,862
Realized loss from sales of short-term investments	(5,195)	—	—		(5,195)
Total other non-operating income (loss)	1,270	(240)	—		1,030

Loss from continuing operations before income taxes	(14,678)	(34,486)	(3,189)		(52,353)
Income tax expense (benefit) from continuing operations	—	—	—		—
Net loss from continuing operations	(14,678)	(34,486)	(3,189)		(52,353)

Basic and diluted earnings (loss) per share:
Continuing operations	$(0.18)				$(0.64)

Weighted-average number of shares outstanding:
Basic and diluted	81,223,912				81,223,912
See accompanying notes to the unaudited pro forma condensed combined financial information.

STRATA CRITICAL MEDICAL, INC.
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Year Ended December 31, 2024
(in thousands, except per share amounts)

	As Reported	Passenger Business Sale (See Note 4)		Keystone	Keystone Transaction Accounting Adjustments (See Note 3)		Pro Forma Combined
Revenue	$248,693	$(101,876)	(aa)	$42,881	$(530)	(aa)	$189,168

Operating expenses
Cost of revenue	189,774	(75,998)	(aa)	34,101	(530)	(aa)	147,347
Software development	3,184	(1,642)	(aa)	83	333	(bb)	1,958
General and administrative	81,711	(28,989)	(aa)	5,257	4,160	(bb)	62,139
Selling and marketing	7,950	(6,648)	(aa)	135	—		1,437
Total operating expenses	282,619	(113,277)		39,576	3,963		212,881

Loss from operations	(33,926)	11,401		3,305	(4,493)		(23,713)

Other non-operating income
Interest income (expense)	7,214	—		(337)	—		6,877
Change in fair value of warrant liabilities	(850)	—		—	—		(850)
Total other non-operating income	6,364	—		(337)	—		6,027

Income (loss) before income taxes	(27,562)	11,401		2,968	(4,493)		(17,686)

Income tax expense (benefit)	(255)	255	(bb)	—	—	(cc)	—

Net income (loss)	$(27,307)	$11,146		$2,968	$(4,493)		$(17,686)

Net income (loss) per share:
Basic and diluted	$(0.35)						$(0.22)	(dd)

Weighted-average number of shares outstanding:
Basic and diluted	77,499,423						79,216,729	(dd)

See accompanying notes to the unaudited pro forma condensed combined financial information.

STRATA CRITICAL MEDICAL, INC.
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Year Ended December 31, 2023
(in thousands, except per share amounts)

	As Reported	Passenger Business Sale (See Note 4)		Transaction Accounting Adjustment (See Note 4)		Pro Forma Combined
Revenue	$225,180	$(98,576)	(aa)	$—		$126,604

Operating expenses
Cost of revenue	183,058	(79,132)	(aa)	—		103,926
Software development	4,627	(2,230)	(aa)	—		2,397
General and administrative	95,174	(47,268)	(aa)	—		47,906
Selling and marketing	10,438	(8,071)	(aa)	—		2,367
Total operating expenses	293,297	(136,701)		—		156,596

Loss from operations	(68,117)	38,125		—		(29,992)

Other non-operating income
Interest income	8,442	—		—		8,442
Change in fair value of warrant liabilities	2,125	—		—		2,125
Realized gain from sales of short-term investments	8	—		—		8
Gain on disposal	—	—		60,435	(cc)	60,435
Total other non-operating income	10,575	—		60,435		71,010

Income (loss) before income taxes	(57,542)	38,125		60,435		41,018

Income tax expense (benefit)	(1,466)	1,466	(bb)	557	(bb)	557

Net income (loss)	$(56,076)	$36,659		$59,878		$40,461

Net income (loss) per share:
Basic and diluted	$(0.76)					$0.55

Weighted-average number of shares outstanding:
Basic and diluted	73,524,476					73,524,476

See accompanying notes to the unaudited pro forma condensed combined financial information.

STRATA CRITICAL MEDICAL, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.Basis of Presentation

The historical financial statements have been prepared in accordance with U.S. GAAP. The Pro Forma Financial Statements have been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in Note 3 Keystone Acquisition - Pro Forma Statements of Operations Adjustments of this Pro Forma Financial Statements. The Pro Forma Financial Statements have been prepared in accordance with Regulation S-X Article 11 and reflect preliminary estimates of the transaction accounting adjustments for the Keystone acquisition referred to above and do not reflect the costs of any integration activities or benefits that may result from realization of future revenue growth or operational synergies expected to result from the business combination. The pro forma adjustments also give effect to the completed sale of the Passenger business, which is reflected as discontinued operations in the Company's historical financial statements, as described in Note 4.

The accounting policies used in the preparation of the Pro Forma Financial Statements are those described in the Company's audited consolidated financial statements as of and for the year ended December 31, 2024 and subsequent unaudited interim periods. The Company has performed a preliminary review of Keystone’s accounting policies to determine whether any adjustments were necessary to ensure comparability in the unaudited pro forma condensed combined financial information. Currently, the Company is not aware of any material differences between the accounting policies of the Company and Keystone that would continue to exist subsequent to the application of acquisition accounting.

2. Keystone Historical Statement of Operations

Keystone Statement of Operations for the Period from January 1, 2025 through September 15, 2025

A reconciliation of amounts derived and presented as "Keystone Historical" within the pro forma statement of operations for the nine months ended September 30, 2025 is as follows (in thousands, except per share data).

	Keystone Six Months Ended June 30, 2025	Keystone July 1, 2025 to September 15, 2025(1)	Keystone Historical
Revenue	$34,358	$15,595	$49,953
Cost of revenue	26,648	12,145	38,793
Gross profit	7,710	3,450	11,160
Operating Expenses:
Software development	59	32	91
General and administrative	4,236	40,927	45,163
Selling and marketing	106	46	152
Total operating expenses	4,401	41,005	45,406

Operating income	3,309	(37,555)	(34,246)
Interest expense	(171)	(69)	(240)
Income before taxes	3,138	(37,624)	(34,486)
Provision for income taxes	—	—	—
Net income from continuing operations	$3,138	$(37,624)	$(34,486)
(1) Include approximately $30.5 million of transaction-related change-in-control bonuses and $7.8 million of other transaction costs. These amounts were incurred prior to the acquisition, are non-recurring, and the related employment arrangements terminated at closing.

3. Keystone Acquisition - Pro Forma Statements of Operations Adjustments

Pro forma Transaction Accounting Adjustments for the nine months ended September 30, 2025 and for the year ended December 31, 2024

Certain pro forma adjustments have been reflected in the unaudited pro forma condensed combined statements of operations to give effect to the Keystone Acquisition. Each adjustment is directly attributable to the transaction.

(aa) Reflects the elimination of intercompany transactions between Strata and Keystone, primarily relating to revenue earned by Strata for services provided to Keystone prior to the acquisition, together with the corresponding cost of revenue. The adjustment is consistent with the consolidation procedures applied in the Company’s consolidated financial statements for the year ended December 31, 2024 and the nine months ended September 30, 2025.

(bb) Reflects the adjustment for identifiable intangible assets recognized at their preliminary estimated fair values in connection with the Keystone acquisition, as determined in the Company's condensed consolidated financial statements for the period ended September 30, 2025. Fair value of the acquired intangible assets was determined using an income approach, specifically the multi-period excess earnings method or relief-from-royalty method, depending on the nature of the respective assets. The identifiable intangible assets include customer relationships, trademarks and developed technology, which are being amortized on a straight-line basis over their estimated useful lives ranging from 3 to 10 years. The pro forma adjustment reflects the incremental amortization expense that would have been recognized had these assets been recorded at fair value as of the beginning of the periods presented. Customer list and trademarks amortization expense are adjusted within general and administrative expenses. Developed technology amortization expense is adjusted within software development expense.

	Estimated fair value (in thousands)	Useful life (Years)	Nine months ended September 30, 2025 amortization expense (in thousands)	Annual 2024 amortization expense (in thousands)
Customer List	$32,800	10	$2,323	$3,280
Trademarks	8,800	10	623	880
Developed Technology	1,000	3	236	333
Total	$42,600		$3,182	$4,493

(cc) Reflects the evaluation of income tax effects as if Keystone had been subject to corporate income taxes. Any incremental taxable income would be fully offset by the transaction’s tax shield; therefore, the net pro forma tax impact is zero.

(dd) Reflects the impact of the issuance of additional shares of Strata common stock as consideration transferred in the Keystone acquisition on the computation of basic and diluted net income (loss). The pro forma basic and diluted weighted-average shares outstanding have been adjusted by the 3,434,609 shares issued less the 1,717,303 shares that were transferred to an escrow agent at closing on September 16, 2025, as if it had been outstanding since January 1, 2024. Pursuant to the Company's acquisition of Keystone, 1,717,303 shares were issued and outstanding and transferred to an escrow agent at the close of the acquisition. While these shares are legally issued and outstanding, they are excluded from the weighted average shares outstanding calculation because they are contingently returnable based on the determination of Keystone’s 2025 final Adjusted EBITDA.

4. Passenger Business Pro Forma Statements of Operations Adjustments

Pro forma statement of operations adjustments for the years ended December 30, 2024 and December 31, 2023

Certain pro forma adjustments have been reflected in the unaudited pro forma condensed combined statement of operations to give effect to the removal of the Passenger business, which is presented as discontinued operations.
(aa) Reflects the elimination of Passenger business historical results of revenues, costs, and expenses from the unaudited pro forma condensed combined statements of operations.

(bb) Reflects estimated income tax effects of the pro forma adjustments, taking into account the Company's available net operating loss (“NOL”) carryforwards. The Company has NOLs that partially offset the taxable impacts of the Sale

Transaction. Accordingly, the pro forma statements reflect an estimated tax provision for the gain on disposal and other pro forma adjustments after consideration of available NOLs. The removal of the Passenger business results eliminates the actual historical income tax provision (benefit) recorded by that business. The final tax effects will depend on the Company's actual taxable income, utilization of NOLs, and other factors that may differ materially from these estimates.

(cc) Reflects the non-recurring pre-tax gain on sale of the Passenger business, calculated as total consideration of $111.6 million measured at fair value (including the $27.8 million earn-out and $8.4 million release of the indemnity holdbacks) less the carrying value of net assets disposed of $31.8 million and transaction costs of $22.2 million. The gain also includes the reclassification of $2.8 million of accumulated foreign currency translation adjustments from accumulated other comprehensive income to earnings, which increased the recognized gain on sale.